SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2010

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

SIGA Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 13, 2010 (the “2010 Annual Meeting”) in New York, New York.  Stockholders representing 36,673,789, or 84.5%, of the outstanding shares of the Company's common stock as of the March 30, 2010 record date were present in person or were represented at the meeting by proxy.  The items listed below were submitted to a vote of the stockholders present, in person or by proxy, and entitled to vote at the Company’s 2010 Annual Meeting.  Final voting results are shown below.

(1) Election of the following individuals to hold office as Directors of the Company for terms of one year. Total common stock voted was 19,900,131.

	Number of Shares Voted
	For	Withheld
Eric A. Rose, M.D.	19,083,081	817,050

James J. Antal	19,626,605	273,526

Michael J. Bayer	15,881,640	4,018,491

Thomas E. Constance	19,191,573	708,558

Steven L. Fasman	17,819,333	2,080,798

Scott M. Hammer, M.D.	19,623,225	276,906

Joseph W. Marshall, III	19,626,605	273,526

Paul G. Savas	17,825,534	2,074,597

Bruce Slovin	17,895,734	2,004,397

Michael A. Weiner, M.D.	17,424,228	2,475,903

(2)  Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2010. Total common stock voted was 36,378,840 in favor, 62,931 against, 232,018 abstained.

(3)  Approval of the adoption of the SIGA Technologies, Inc. 2010 Stock Incentive Plan. Total common stock voted was 18,156,885 in favor, 1,398,840 against, 344,406 abstained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By: /s/ Ayelet Dugary
Name: Ayelet Dugary
Title:   Chief Financial Officer

Date:  May 17, 2010